--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT


                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported) September 30, 2003


                          Allied Waste Industries, Inc.
               (Exact name of registrant as specified in charter)



                                    Delaware
                 (State or other jurisdiction of incorporation)


                  1-14705                      88-0228636
           (Commission File Number)    (IRS Employer Identification No.)


                    15880 N. Greenway-Hayden Loop, Suite 100
                            Scottsdale, Arizona 85260
               (Address of principal executive offices) (Zip Code)


        Registrant's telephone number, including area code (480) 627-2700

                                 Not Applicable
          (Former name or former address, if changed since last report)


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

Item 7.        Financial Statements and Exhibits
               (a)      Not applicable
               (b)      Not applicable
               (c)      Exhibits
                        99.1 Press Release issued October 28, 2003
                        99.2 Unaudited Supplemental Data






Item 12.       Disclosure of Results of Operations and Financial Condition


On October 28, 2003, Allied Waste Industries, Inc. issued a press release announcing its financial results for the three months ended September 30, 2003. The press release is attached herein as Exhibit 99.1. Additionally, we have provided unaudited supplemental data attached herein as Exhibit 99.2.







                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant, Allied Waste Industries, Inc., has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.




                     ALLIED WASTE INDUSTRIES, INC.


  By:                    /s/ PETER S. HATHAWAY
         ------------------------------------------------------
                           Peter S. Hathaway
          Executive Vice President & Chief Financial Officer



Date:  October 28, 2003

                                                                   EXHIBIT 99.1

Contact:  Michael Burnett
          Vice President, Investor Relations
          480-627-2785

                                                          FOR IMMEDIATE RELEASE
                                                          ---------------------


                 ALLIED WASTE REPORTS RESULTS FOR THIRD QUARTER

     -- Company on Track to Meet $1 Billion Debt Reduction Goal for 2003 --
   -- Reports Positive Internal Growth of 2% for Second Consecutive Quarter --

Scottsdale, AZ - October 28, 2003 - Allied Waste Industries, Inc. (NYSE: AW) today reported financial results for the third quarter ended September 30, 2003. Allied Waste highlighted the following information from its reported financial results:

o Revenues for the three months and nine months ended September 30, 2003 were $1.394 billion and $4.032 billion, respectively;

o Operating income for the three months and nine months ended September 30, 2003 was $286 million and $811 million, respectively;

o Operating income before depreciation and amortization* for the three months and nine months ended September 30, 2003 was $426 million and $1.221 billion, respectively;

o Cash flow from operations for the three months and nine months ended September 30, 2003 was $253 million and $630 million, respectively;

o Free cash flow* for the three months and nine months ended September 30, 2003 was $116 million and $275 million, respectively; and

o Debt was $8.2 billion and the cash balance was $210 million, reflecting a $146 million decrease in net debt during the third quarter.

Revenues for the third quarter 2003 increased to $1.394 billion from $1.380 billion in the third quarter 2002. Same store volumes increased by $36 million or 2.7%, partially offset by a decrease in revenue from net divestitures of $13 million and a decrease in average per unit price of $9 million, or (0.7%).

Operating income for the third quarter 2003 was $286 million, compared to $334 million for the third quarter 2002. For the third quarter ended September 30, 2003, operating income before depreciation and amortization* was $426 million, compared to $459 million in the third quarter of 2002. The decreases in operating income and operating income before depreciation and amortization* are primarily due to year over year cost increases outpacing price increases. Net income from continuing operations was $0.12 per share in the third quarter of 2003 (which includes the ($0.02) per share dilutive impact for costs incurred to repay debt prior to maturity and the impact of de-designated interest rate swap contracts) compared to $0.21 per share in the third quarter of 2002 (which includes the ($0.09) per share dilutive impact for costs incurred to repay debt prior to maturity and the impact of de-designated interest rate swap contracts).

Cash flow from operations in the third quarter 2003 was $253 million, compared to $315 million in the third quarter 2002. During the third quarter 2003, free cash flow* was $116 million, compared to $241 million in the third quarter 2002. The decreases in the cash flow metrics are primarily due to the year over year reduction in operating income before depreciation and amortization* and the timing of increased capital expenditures, offset by a reduction in cash interest due to the continued debt reduction. Debt, net of cash balances, decreased by $146 million to $7.995 billion.

For the nine months ended September 30, 2003, operating income before depreciation and amortization* was $1.221 billion on revenues of $4.032 billion compared to operating income before depreciation and amortization* of $1.297 billion on revenues of $4.000 billion for the nine months ended September 30, 2002. For the nine months ended September 30, 2003, operating income was $811 million compared to $933 million for the nine months ended September 30, 2002. For the nine months ended September 30, 2003, free cash flow* was $275 million and cash flow from operations was $630 million compared to free cash flow* of $308 million and cash flow from operations of $761 million for the nine months ended September 30, 2002.

Allied Waste classified as Discontinued Operations the results of the New Jersey operations that were sold in the third quarter of 2003 and certain operations in Florida that were sold in October of 2003. Prior period results have been reclassified to Discontinued Operations, as well as the results of certain operations for companies divested earlier in 2003. Included in the Discontinued Operations of $12.1 million for the three months ended September 30, 2003 is a $12.4 million after-tax loss on the divestiture and $0.3 million of net income. Included in Discontinued Operations of $3.7 million for the nine months ended September 30, 2003 is a $7.8 million after-tax loss on the divestiture and $4.1 million of net income.

During the third quarter, Allied Waste successfully funded a six-year, $250 million Term Loan C financing priced at LIBOR plus 300 basis points. The proceeds from this issuance have been used to repurchase a portion of the Company's 10% Senior Subordinated Notes in open market repurchases throughout September and October.

"We are encouraged by the second consecutive quarter of positive internal revenue growth," said Tom Van Weelden, Chairman and CEO of Allied Waste. "Despite a continuation of a challenging economic and operating environment, we remain confident in our ability to achieve our 2003 goals of generating approximately $330 million of free cash flow* and reducing debt by more than $1 billion."

Allied Waste has filed supplemental data on Form 8-K that is accessible on the Company's website or through the SEC EDGAR System.

Allied Waste will host a conference call related to the third quarter earnings on Tuesday, October 28th at 5:00 p.m. ET. The call will be broadcast live over the Internet on the Company's website: www.alliedwaste.com. A replay of the call will be available on the site after the call.

Allied Waste Industries, Inc., a leading waste services company, provides collection, recycling and disposal services to residential, commercial and industrial customers in the United States. As of September 30, 2003, the Company served customers through a network of 323 collection companies, 168 transfer stations, 169 active landfills and 61 recycling facilities in 38 states.

*Non-GAAP Financial Measures

In addition to disclosing financial results in accordance with generally accepted accounting principles (GAAP), the Company also discloses operating income before depreciation and amortization and free cash flow, which are non-GAAP measures. Pursuant to recent SEC guidance on the application of Regulation G and other rules effecting the use and disclosure of non-GAAP financial measures, going forward, Allied no longer will use the acronym "EBITDA" or "earnings before interest, taxes, depreciation and amortization" and instead will now use the phrase "operating income before depreciation and amortization." This is a change in name only and not a change in the way the Company calculates current or prior results for this financial measure.

We believe that our presentation of operating income before depreciation and amortization is useful to investors because it is an indicator of the strength and performance of our ongoing business operations, including our ability to fund capital expenditures and our ability to incur and service debt. While depreciation and amortization are considered operating costs under GAAP, these expenses primarily represent the non-cash current period allocation of costs associated with long-lived assets acquired or constructed in prior years.
Management uses operating income before depreciation and amortization to evaluate the operations of its geographic operating areas. Following is a reconciliation of operating income before depreciation and amortization to operating income:



                                  For the Three Months Ended September 30,     For the Nine Months Ended September 30,
                                  ----------------------------------------   -----------------------------------------
                                         2003                 2002                  2003                   2002
                                  -------------------  -------------------   -------------------   -------------------

Operating income before
  depreciation and amortization.. $     426,366        $      458,533        $   1,220,559         $    1,297,328
                                  $      34,774
Less:  Depreciation and
  amortization...................       140,784               124,449              409,731                364,413
                                  -------------------  -------------------   -------------------   -------------------
Operating income................. $     285,582        $      334,084        $     810,828         $      932,915
                                  ===================  ===================   ===================   ===================

Free cash flow is defined as operating income before depreciation and amortization plus other non-cash items, less cash interest, cash dividends, cash taxes, capping, closure, post-closure and environmental expenditures, capital expenditures (other than for acquisitions) and changes in working capital.
Management believes that the presentation of free cash flow is useful to investors regarding the Company's ability to meet debt service requirements and to better assess and understand recurring cash generated from operations after expenditures for fixed assets. Free cash flow does not represent the Company's residual cash flow available for discretionary expenditures since we have mandatory debt service requirements and other required expenditures that are not deducted from free cash flow. Free cash flow does not capture debt repayment and/or the receipt of proceeds from the issuance of debt. We use free cash flow as a measure of recurring operating cash flow. The most directly comparable GAAP measure to free cash flow is cash provided by operating activities from continuing operations. Following is a reconciliation of free cash flow to cash provided by operating activities from continuing operations:

                                                                       For the Three Months      For the Nine Months
                                                                        Ended September 30,      Ended September 30,
                                                                               2003                      2003
                                                                       ---------------------    --------------------
Free cash flow.........................................................    $116,122               $      274,944
Add:  Capital expenditures.............................................     135,659                      350,525
         Capitalized interest..........................................       4,424                       11,667
         Change in disbursement account................................       8,120                        3,391
         Premiums on debt repurchases..................................     (14,707)                     (14,707)
         Other ........................................................       3,101                        3,743
                                                                       ---------------------    --------------------
Cash provided by operating activities from continuing operations.......    $252,719               $      629,563
                                                                       =====================    ====================


Allied does not intend for these non-GAAP financial measures to be considered in isolation or as a substitute for GAAP measures. Other companies may define these measures differently.

Safe Harbor for Forward-Looking Statements

This press release  includes  forward-looking  statements  within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities and Exchange Act of 1934. Words such as "expects," "intends," "plans," "projects," "believes," "estimates" and similar expressions are used to identify these forward-looking statements. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Although we believe that the expectations reflected in these forward looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. Forward-looking statements in this press release include, among others, statements regarding our ability to achieve our 2003 Outlook goals, including our cash flow and debt reduction goals and our expectation to focus on debt reduction through consistent cash flows.

These forward-looking statements involve risks and uncertainties which could cause actual results to differ materially including, without limitation: (1) continuing weakness in the U.S. economy in 2003 may cause a decline in the demand for the Company's services (particularly in the commercial and industrial sectors), a decline in the price of commodities sold by us, increased competitive pressure on pricing and generally make it more difficult for us to predict economic trends; (2) we may be impeded in the successful integration of acquired businesses and our market development efforts, which may cause significant increases in our waste disposal expenses; (3) we may be unsuccessful in achieving greater aggregate revenues from price increases; (4) a change in interest rates or a reduction in the Company's cash flow could impair our ability to service and reduce our debt obligations; (5) volatility in interest rates may, among other things, affect earnings due to possible mark to market changes on certain interest rate hedges; (6) divestitures by us may not raise funds exceeding financing needed for acquisitions in 2003 or may not occur at all; (7) severe weather conditions could impair our operating results; (8) the covenants in our credit facilities and indentures may limit our ability to operate our business; (9) we could be unable to obtain required permits; (10) we may be unable to raise additional capital to meet our operational needs; (11) increases in post-closure costs could result in an increase in our operating costs; (12) we may be unable to obtain financial assurances; (13) the loss of services of any members of senior management may affect our operating abilities;
(14) government regulations may increase the cost of doing business; (15) potential liabilities, including the outcome of litigation brought by government agencies, liabilities associated with our acquisitions and hazardous substance and environmental liabilities could increase costs; (16) potential increases in commodity, insurance and fuel prices may make it more expensive to operate our business; (17) we may not be able to obtain all necessary approvals, including shareholder approval, to close the transaction converting our Series A Preferred Stock to our common stock; and (18) potential increases in our operating costs or disruption to our operations as a result of union initiated work stoppages.

Other factors which could materially affect such forward-looking statements can be found in the Company's periodic reports filed with the Securities and Exchange Commission, including risk factors detailed in Management's Discussion and Analysis in Allied's Form 10-K for the year ended December 31, 2002. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements made herein are only made as of the date of this press release and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.



                                         ALLIED WASTE INDUSTRIES, INC.
                                     CONSOLIDATED STATEMENTS OF OPERATIONS
                                 (amounts in thousands, except per share data)
                                                  (unaudited)


                                         For the Three                         For the Three
                                         Months Ended          % of             Months Ended           % of
                                       September 30, 2003     Revenues        September 30, 2002      Revenues
                                      -------------------  ------------    ----------------------  ------------
Revenue.............................  $      1,393,541         100.0%      $      1,379,959            100.0%
Cost of operations..................           846,772          60.8%               804,162 (D)         58.3%
Selling, general and administrative
  expenses..........................           120,403           8.6%               117,264              8.5%
Depreciation and amortization.......           140,784          10.1%               124,449              9.0%
                                      --------------------                 -----------------------

  Operating income..................           285,582          20.5%               334,084             24.2%
Interest expense (A)................           194,471          14.0%               228,682             16.6%
                                      --------------------                 -----------------------

  Income before income taxes........            91,111           6.5%               105,402              7.6%
Income tax expense..................            40,009           2.9%                43,907              3.2%
Minority interest...................               545           0.0%                   632              0.0%
                                      --------------------                 -----------------------
  Net income from continuing
    operations......................            50,557           3.6%                60,863              4.4%
Loss from discontinued operations,
     net of tax (B) ................           (12,115)        (0.8)%                (3,745)           (0.3)%
                                      --------------------                 -----------------------
  Net income........................            38,442           2.8%                57,118              4.1%
Dividends on Series A Preferred Stock          (21,096)        (1.5)%               (19,779)           (1.4)%
Dividends on Series C Preferred Stock           (5,391)        (0.4)%                   --                --%
                                      --------------------                 -----------------------
  Net income available to common
    shareholders...................   $         11,955           0.9%      $         37,339              2.7%
                                      ====================                 =======================
Weighted average common and
  common equivalent shares..........           206,888                              192,717
                                      ====================                 =======================
Income per common share from
 continuing operations..............  $           0.12                     $           0.21
                                      ====================                 =======================

Income per common share.............  $           0.06                     $           0.19
                                      ====================                 =======================

----------------------------------------------------------------------------------------------------------------
Operating income before depreciation
   and amortization (C).............  $        426,366          30.6%      $        458,533             33.2%
----------------------------------------------------------------------------------------------------------------

(A) Interest expense for 2003 and 2002 includes: (a) net mark to market gain or loss and amortization of accumulated other comprehensive income related to de-designated interest rate swap contracts of a net gain of $9.9 million ($6.0 million, net of tax, or $0.03 per share) and a net loss of $18.0 million ($10.8 million, net of tax, or $0.05 per share), respectively, and (b) the write-off of deferred financing costs and premiums paid in conjunction with the early repayment of debt of $16.9 million ($10.1 million, net of tax, or $0.05 per share) and $10.9 million ($6.5 million, net of tax, or $0.04 per share), respectively.

(B) Discontinued operations include the results of New Jersey operations that were sold during third quarter 2003 as well as certain operations in Florida that are held for sale at September 30, 2003. The prior period results of operations have been reclassified to include these operations as discontinued operations as well as certain operations in South Carolina, Georgia and Colorado that were divested earlier in 2003. Included in the 2003 discontinued operations is a $12.4 million after tax loss on the sale and $0.3 million of after tax net income.

(C) Operating income before depreciation and amortization, a non-GAAP measure, is reconciled to operating income in the press release attached as Exhibit 99.1. Operating income before depreciation and amortization from discontinued operations are not reported in this amount.

(D) During the third quarter of 2002, as a result of favorable resolution of a legal matter, a $10.7 million accrual established in connection with the BFI acquisition was reversed to cost of operations.


                          ALLIED WASTE INDUSTRIES, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                  (amounts in thousands, except per share data)
                                   (unaudited)

                                        For the Nine                          For the Nine
                                        Months Ended           % of           Months Ended            % of
                                      September 30, 2003      Revenues      September 30, 2002       Revenues
                                      ------------------- -------------  ---------------------- ------------
Revenue..............................  $      4,032,289       100.0%      $      3,999,971          100.0%
Cost of operations...................         2,452,605        60.8%             2,351,510           58.8%
Selling, general and administrative
  expenses...........................           359,125         8.9%               351,133            8.8%
Depreciation and amortization........           409,731        10.2%               364,413            9.1%
                                       ------------------                 ---------------------
  Operating income...................           810,828        20.1%               932,915           23.3%
Interest expense (A).................           621,861        15.4%               652,901           16.3%
                                       ------------------                 ---------------------
  Income before income taxes.........           188,967         4.7%               280,014            7.0%
Income tax expense...................            81,652         2.0%               115,947            3.0%
Minority interest....................             1,435         0.0%                 1,747            0.0%
                                       ------------------                 ---------------------
  Net income from continuing
    operations before cumulative
    cumulative effect of accounting
    change...........................           105,880         2.7%               162,320            4.0%
Loss from discontinued operations,               (3,665)      (0.1)%                  (877)         (0.0)%
    net of tax (B)...................
Cumulative effect of accounting
change, net of tax(C)................            29,226         0.7%                    --             --%
                                       ------------------                 ---------------------
  Net income.........................           131,441         3.3%               161,443            4.0%
Dividends on Series A Preferred Stock           (61,618)      (1.5)%               (57,771)         (1.4)%
Dividends on Series C Preferred Stock           (10,240)      (0.3)%                    --             --%
                                       ------------------                 ---------------------
  Net income available to common
    shareholders.....................  $         59,583         1.5%      $        103,672            2.6%
                                       ==================                 =====================
Weighted average common and
  common equivalent shares...........           201,565                            193,473
                                       ==================                 =====================
Income per common share from
  continuing operations before
  cumulative effect of accounting
  change.............................  $           0.17                   $           0.54
                                       ==================                 =====================

Income per common share..............  $           0.30                   $           0.54
                                       ==================                 =====================

---------------------------------------------------------------------------------------------------------------
Operating income before depreciation
and amortization (D).................  $      1,220,559         30.3%      $     1,297,328           32.4%
---------------------------------------------------------------------------------------------------------------

(A) Interest expense for 2003 and 2002 includes: (a) net mark to market gain or loss and amortization of accumulated other comprehensive income related to de-designated interest rate swap contracts of a net gain of $18.7 million ($11.2 million, net of tax, or $0.06 per share) and a net loss of $34.4 million ($20.6 million, net of tax, or $0.10 per share), respectively, and (b) the write-off of deferred financing costs and premiums paid in conjunction with the early repayment of debt of $70.7 million ($42.4 million, net of tax, or $0.21 per share) and $10.9 million ($6.5 million, net of tax, or $0.03 per share), respectively.

(B) Discontinued operations include the results of certain operations in New Jersey, South Carolina, Georgia and Colorado that were sold during 2003 as well as certain operations in Florida that are held for sale at September 30, 2003. The prior period results of operations have been reclassified to include these operations as discontinued operations. Included in the 2003 discontinued operations is a $7.8 million after tax loss on the sale and $4.1 million of after tax net income.

(C) Upon adoption of SFAS 143, "Accounting for Asset Retirement Obligations", a cumulative effect of change in accounting principle was recorded.

(D) Operating income before depreciation and amortization, a non-GAAP measure, is reconciled to operating income in the press release attached as Exhibit 99.1. Operating income before depreciation and amortization from discontinued operations are not reported in this amount.

                                        8

                                                                  EXHIBIT 99.2

                          ALLIED WASTE INDUSTRIES, INC.
                               Summary Data Sheet
                          Statement of operations Data
                   (amounts in thousands, except percentages)
                                   (unaudited)

                                                                For the Three Months Ended September 30,
                                                              ------------------------------------------
                                                                      2003                    2002
                                                              -------------------   --------------------

Revenue --
  Gross revenue.......................................        $       1,724,286     $       1,686,982
  Less intercompany revenue...........................                 (330,745)             (307,023)
                                                              -------------------   --------------------
    Revenue...........................................        $       1,393,541     $       1,379,959
                                                              ===================   ====================
Revenue Mix (based on gross revenue) --
  Collection..........................................                    59.4%                 61.2%
  Disposal............................................                    34.3%                 32.4%
  Recycling...........................................                     3.7%                  3.7%
  Other...............................................                     2.6%                  2.7%
                                                              -------------------   --------------------
    Total.............................................                   100.0%                100.0%
                                                              ===================   ====================

Internalization Based on Disposal Volumes.............                      70%                   69%
                                                              ===================   ====================

Landfill Volumes in Tons..............................                   20,640                19,101
                                                              ===================   ====================

Year over Year Internal Growth (excluding commodity) (a):
Average per unit price change.........................                   (0.7)%                (2.4)%
Volume change.........................................                     2.7%                  2.4%
                                                              -------------------   --------------------
    Total.............................................                     2.0%                  0.0%
                                                              ===================   ====================

Average price increases to customers(a) (b)...........                     1.9%                  1.6%
                                                              ===================   ====================
Year over Year Internal Growth (including commodity) (a)                   2.0%                  0.3%
                                                              ===================   ====================

Interest Expense --
  Interest expense, gross.............................        $         173,206     $         180,887
  Cash settlement of de-designated interest rate swap
    contracts.........................................                   13,032                15,058
                                                              -------------------   --------------------
                                                                        186,238               195,945
  Interest income.....................................                     (367)                 (884)
  Interest capitalized for development projects.......                   (4,424)               (4,598)
  Accretion of debt and amortization of debt issuance
    costs.............................................                    6,910                10,721
                                                              -------------------   --------------------
      Interest expense excluding the effects of
        de-designated interest rate swap contracts and
        costs incurred to early extinguish debt......                   188,357               201,184

  Non-cash (gain) loss on de-designated interest rate
    swap contracts....................................                  (15,374)                9,139

  Amortization of accumulated other comprehensive income
    for de-designated interest rate swap contracts....                    5,433                 8,850
   Costs incurred to early extinguish debt............                   16,907                10,895
                                                              -------------------   --------------------
      Total interest expense..........................                  195,323               230,068
      Interest expense allocated to discontinued
        operations....................................                      852                 1,386
                                                              -------------------   --------------------
      Interest expense from continuing operations.....        $         194,471     $         228,682
                                                              ===================   ====================

(a) Excludes the impact of acquisitions and divestitures to provide a comparison of internal growth on a same store basis.

(b) We have provided "Average price increases to customers" for use as a reasonably comparable measure to other companies within our industry. We believe "Internal growth" as presented is more meaningful than "average price increases to customers" for evaluating the operating performance of our company.

                                        1

                          ALLIED WASTE INDUSTRIES, INC.
                               Summary Data Sheet
                          Statement of operations Data
                   (amounts in thousands, except percentages)
                                   (unaudited)

                                                                For the Nine Months Ended September 30,
                                                              ------------------------------------------
                                                                      2003                    2002
                                                              ------------------   ---------------------

Revenue --
  Gross revenue.......................................        $      4,982,000     $       4,883,357
  Less intercompany revenue...........................                (949,711)             (883,386)
                                                              ------------------   ---------------------
    Revenue...........................................        $      4,032,289     $       3,999,971
                                                              ==================   =====================
Revenue Mix (based on gross revenue) --
  Collection..........................................                    60.5%                 62.2%
  Disposal............................................                    33.4%                 31.7%
  Recycling...........................................                     3.7%                  3.5%
  Other...............................................                     2.4%                  2.6%
                                                              ------------------   ---------------------
    Total.............................................                   100.0%                100.0%
                                                              ==================   =====================

Internalization Based on Disposal Volumes.............                      70%                   67%
                                                              ==================   =====================

Landfill Volumes in Tons..............................                  57,769                53,921
                                                              ==================   =====================

Year over Year Internal Growth (excluding commodity) (a):
Average per unit price change.........................                   (0.7)%                (1.7)%
Volume change.........................................                     2.3%                  0.5%
                                                              ------------------   ---------------------
    Total.............................................                     1.6%                (1.2)%

Average price increases to customers(a) (b)...........                     1.2%                  2.0%
                                                              ==================   =====================
Year over Year Internal Growth (including commodity) (a)                   2.3%                (1.4)%
                                                              ==================   =====================

Interest Expense --
  Interest expense, gross.............................        $        522,718    $          555,307
  Cash settlement of de-designated interest rate swap
    contracts.........................................                  39,025                44,087
                                                              ------------------   ---------------------
                                                                       561,743               599,394
  Interest income.....................................                  (1,908)               (3,343)
  Interest capitalized for development projects.......                 (11,667)              (16,947)
  Accretion of debt and amortization of debt issuance
    costs.............................................                  24,874                32,860
                                                              ------------------   ---------------------
      Interest expense excluding the effects of
        de-designated interest rate swap contracts and
        costs incurred to early extinguish debt......                  573,042               611,964
  Non-cash (gain) loss on de-designated interest rate
    swap contracts...................................                  (36,475)                7,886
  Amortization of accumulated other comprehensive income
    for de-designated interest rate swap contracts....                  17,729                26,550
  Costs incurred to early extinguish debt.............                  70,740                10,895
                                                              ------------------   ---------------------
      Total interest expense..........................                 625,036               657,295
      Interest expense allocated to discontinued
        operations....................................                   3,175                 4,394
                                                              ------------------   ---------------------
      Interest expense from continuing operations.....        $        621,861    $          652,901
                                                              ==================   =====================

(a) Excludes the impact of acquisitions and divestitures to provide a comparison of internal growth on a same store basis.

(b) We have provided "Average price increases to customers" for use as a reasonably comparable measure to other companies within our industry. We believe "Internal growth" as presented is more meaningful than "average price increases to customers" for evaluating the operating performance of our company.


                         ALLIED WASTE INDUSTRIES, INC.
                              Summary Data Sheet
                            (amounts in thousands)
                                  (unaudited)


                                                           For the Three           For the Nine
                                                           Months Ended            Months Ended
                                                        September 30, 2003      September 30, 2003
                                                        -------------------    --------------------

Acquisitions --
  Estimated annualized revenue acquired.............  $          12,840         $          36,032
  Estimated annualized revenue acquired
    (after intercompany eliminations)...............             11,204                    33,219

Divestitures (A)  --
  Estimated annualized revenue divested.............  $        (111,072)        $        (157,782)
  Estimated annualized revenue divested
    (after intercompany eliminations)...............           (111,072)                 (157,779)

Capital Expenditures (for continuing operations) --
  Fixed asset purchases.............................  $          63,599         $         194,160
  Cell development..................................             72,060                   156,365
                                                      -------------------       --------------------
     Total..........................................  $         135,659         $         350,525
                                                      ===================       ====================



(A) Amount does not include annualized revenues of $82.1 million (or $79.0 million after intercompany eliminations) related to assets held for sale at September 30, 2003, but not yet sold.



                          ALLIED WASTE INDUSTRIES, INC.
                               Summary Data Sheet
                               BALANCE SHEET DATA
                  (amounts in thousands, except per share data)
                                   (unaudited)

                                                                                              September 30,            December 31,
                                                                                                   2003                   2002
                                                                                           -------------------    ----------------

ASSETS
  Current assets --
  Cash and cash equivalents.............................................................  $         210,214        $       179,425
  Accounts receivable, net of allowance of $23,070 and $22,535..........................            709,006                667,077
  Prepaid and other current assets......................................................            101,395                121,164
  Deferred income taxes, net............................................................             78,217                104,421
                                                                                          --------------------   -----------------
    Total current assets................................................................          1,098,832              1,072,087
  Property and equipment, net...........................................................          3,993,945              4,029,745
  Goodwill, net.........................................................................          8,452,819              8,530,463
  Other assets, net.....................................................................            245,085                296,627
                                                                                          --------------------   -----------------
    Total assets........................................................................  $      13,790,681        $    13,928,922
                                                                                          ====================   =================
LIABILITIES AND STOCKHOLDERS' EQUITY
  Current liabilities --
  Current portion of long-term debt.....................................................  $         268,363        $       163,526
  Accounts payable......................................................................            428,688                421,782
  Current portion of accrued capping, closure, post-closure and environmental
    costs...............................................................................             95,975                 95,249
  Accrued interest......................................................................            217,593                182,039
  Other accrued liabilities.............................................................            350,802                364,219
  Unearned revenue......................................................................            228,061                222,978
                                                                                          --------------------   -----------------
    Total current liabilities...........................................................          1,589,482              1,449,793
  Long-term debt, less current portion..................................................          7,936,492              8,718,642
  Deferred income taxes.................................................................             81,991                 51,408
  Accrued capping, closure, post-closure and environmental costs,
   less current portion.................................................................            774,014                864,668
  Other long-term obligations...........................................................            887,290                908,409
  Commitments and contingencies
  Series A senior convertible preferred stock, 1,000 shares authorized, issued and
    outstanding, liquidation preference of $1,309 and $1,247 per share..................          1,308,512              1,246,904
  Stockholders' equity --
  Series C senior mandatory convertible preferred stock, $.10 par value, 6,900 shares authorized, issued and outstanding, liquidation preference of
    $50.00 per share, net of $12 million of issuance costs..............................            333,064                     --
  Common stock..........................................................................              2,091                  1,962
  Additional paid-in capital............................................................          1,024,614                989,647
  Other comprehensive loss..............................................................           (107,005)              (131,206)
  Retained deficit......................................................................            (39,864)              (171,305)
                                                                                          --------------------   -----------------
    Total stockholders' equity..........................................................          1,212,900                689,098
                                                                                          --------------------   -----------------
    Total liabilities and stockholders' equity..........................................  $      13,790,681      $      13,928,922
                                                                                          ====================   =================
Days sales outstanding..................................................................            44 days                45 days
                                                                                          ====================   =================



                                                ALLIED WASTE INDUSTRIES, INC.
                                                     Summary Data Sheet
                                                STATEMENT OF CASH FLOWS DATA
                                                   (amounts in thousands)
                                                         (unaudited)

                                                                                       Three Months Ended
                                                                                       September 30, 2003
                                                                                   -----------------------
Operating activities --
  Net income....................................................................  $          38,442
  Discontinued operations, net of tax...........................................             12,115
  Adjustments to reconcile net income to cash provided by operating activities from continuing operations --
  Provisions for:
    Depreciation and amortization...............................................            140,784
    Doubtful accounts...........................................................              7,260
    Accretion of debt and amortization of debt issuance costs...................              6,910
    Deferred income taxes.......................................................             36,458
    Loss on sale of fixed assets................................................                187
    Non-cash gain on de-designated interest rate swap contracts.................            (15,374)
    Amortization of accumulated other comprehensive income for de-designated
       interest rate swap contracts.............................................              5,433
     Write-off of deferred debt issuance costs..................................              2,200
  Change in operating assets and liabilities, excluding the effects of purchase acquisitions --
    Accounts receivable, prepaid expenses, inventories and other................             (5,669)
    Accounts payable, accrued liabilities, unearned income and other............             37,318
    Expenditures against non-recurring acquisition accruals.....................             (5,909)
  Capping, closure and post-closure accretion...................................             11,111
  Capping, closure and post-closure expenditures................................            (11,331)
  Environmental expenditures....................................................             (7,216)
                                                                                  --------------------------
Cash provided by operating activities from continuing operations................            252,719
                                                                                  --------------------------

Investing activities --
    Cost of acquisitions, net of cash acquired..................................            (23,761)
    Proceeds from divestitures, net of cash divested............................             72,128
    Proceeds from sale of fixed assets..........................................              2,996
    Capital expenditures, excluding acquisitions................................           (135,659)
    Capitalized interest........................................................             (4,424)
    Change in deferred acquisition costs, notes receivable, and other...........              2,521
                                                                                  --------------------------
Cash used for investing activities from continuing operations...................            (86,199)
                                                                                  --------------------------
Financing activities --
    Payment of Series C preferred stock dividend................................             (4,849)
    Proceeds from long-term debt, net of issuance costs.........................            247,901
    Payments of long-term debt..................................................           (252,599)
    Change in disbursement account..............................................             (8,120)
    Net proceeds from exercise of stock options and other.......................              1,779
                                                                                  --------------------------
Cash used for financing activities from continuing operations...................            (15,888)
                                                                                  --------------------------
Cash used for discontinued operations...........................................             (6,167)
                                                                                  --------------------------
Increase in cash and cash equivalents...........................................            144,465
Cash and cash equivalents, beginning of period..................................             65,749
                                                                                  --------------------------
Cash and cash equivalents, end of period........................................  $         210,214
                                                                                  ==========================


                          ALLIED WASTE INDUSTRIES, INC.
                               Summary Data Sheet
                             (amounts in thousands)
                                   (unaudited)
                                                                               For the Three         For the Nine
                                                                               Months Ended          Months Ended
                                                                               September 30,         September 30,
                                                                                   2003                  2003
                                                                             -----------------    -----------------
Free cash flow *:
        Operating income before depreciation and amortization *...........   $      426,366       $    1,220,559
           Other non-cash items:
           Capping, closure and post-closure accretion.....................          11,111               33,277
           Doubtful accounts...............................................           7,260               16,522
           (Gain) loss on sale of fixed assets.............................             187                 (143)
           Reduction in acquisition accruals...............................              --               (8,490)

Less:   Cash interest......................................................        (155,174)            (523,875)
        Cash taxes.........................................................          (8,084)             (21,713)
        Payment of Series C dividend.......................................          (4,849)              (4,849)
        Capping, closure, post-closure and environmental expenditures......         (18,547)             (44,085)
        Capital expenditures, excluding acquisitions.......................        (135,659)            (350,525)
        Changes in working capital.........................................          17,620              (12,976)
        Remove change in accrued interest and accrued taxes from
           working capital.................................................         (24,109)             (28,758)
                                                                             -----------------    -----------------
        Free cash flow ....................................................         116,122              274,944

              Market development and other investing activities, net.......          53,884               71,617
              Cash flow from discontinued operations.......................          (5,315)                (637)
              Proceeds from issuance of equity, net of issuance costs......              --              427,524
              Debt issuance costs..........................................          (2,099)             (45,077)
              Increase in cash.............................................        (144,465)             (30,789)
              Premium on debt repurchases..................................         (14,707)             (14,707)
              Accretion and other..........................................          (1,446)              (5,562)
                                                                             ------------------    ----------------
              Decrease in debt.............................................  $        1,974        $     677,313
                                                                             ==================    ================
              Debt balance at beginning of period..........................  $    8,206,829        $   8,882,168
              Decrease in debt.............................................           1,974              677,313
                                                                             ------------------    ----------------
              Debt balance at end of period................................  $    8,204,855        $   8,204,855
                                                                              ==================    ===============


* See discussion and reconciliation of the non-GAAP financial measures of free cash flow and operating income before depreciation and amortization in the press release attached as Exhibit 99.1.


                          ALLIED WASTE INDUSTRIES, INC.
                          SUMMARY LIQUIDITY DATA SHEET
                                   (unaudited)

Following is our debt maturity schedule as of September 30, 2003 (amounts in millions).

                           Debt          2003       2004        2005       2006        2007        2008       Thereafter      Total
  ---------------------------------  ------------ ---------- --------- ---------   ----------  -----------  -------------- ---------
Revolving Credit Facility  (A):.... $     --    $    --    $     --   $      --   $      --   $      --     $      --    $       --
Tranche B term loan due 2010.......       --        15.0        15.0        15.0       15.0        15.0       1,110.0       1,185.0
Term Loan C due 2010...............       --         3.1         3.1         3.1        3.1         3.1         234.5         250.0
Receivables secured loan...........       --         --          --          --          --       138.9            --         138.9
7.375% Senior notes................       --       225.0         --          --          --          --            --         225.0
7.875% BFI Senior notes............       --          --        69.5         --          --          --            --          69.5
7.625% Senior notes................       --          --         --        600.0         --          --            --         600.0
8.875% Senior notes................       --          --         --          --          --       600.0            --         600.0
8.50% Senior notes.................       --          --         --          --          --       750.0            --         750.0
6.375% BFI Senior notes ...........       --          --         --          --          --       161.2            --         161.2
7.875% Senior notes due 2009.......       --          --         --          --          --          --         875.0         875.0
7.875% Senior notes due 2013.......       --          --         --          --          --          --         450.0         450.0
10.00% Senior sub notes
  due 2009.........................     20.0(B)       --         --          --          --          --       1,812.3       1,832.3
9.25% Senior notes due 2012........       --          --         --          --          --          --         375.0         375.0
9.25% BFI debentures due 2021......       --          --         --          --          --          --          99.5          99.5
7.40% BFI debentures due 2035......       --          --         --          --          --          --         360.0         360.0
Other debt.........................      1.4         4.9        14.7         5.1        0.8         0.3         295.8         323.0
                                    ----------  ---------  ---------- ---------- ----------- -----------    -----------  -----------
Total principal due................ $   21.4     $ 248.0    $  102.3  $    623.2  $    18.9   $ 1,668.5     $ 5,612.1    $  8,294.4
Discount, net......................       --          --        (1.0)       --           --       (14.4)        (74.1)        (89.5)
                                    ----------  ---------  ---------- ---------- ----------- -----------   ------------  -----------
Total debt balance ................ $   21.4    $  248.0    $  101.3  $    623.2  $    18.9   $ 1,654.1     $ 5,538.0    $  8,204.9
                                    ==========  =========  ========== ========== =========== ===========   ============  ===========



(A) At September 30, 2003, under the 2003 Credit Facility, we had a revolver capacity commitment of $1.5 million and an institutional letter of credit facility of $200 million with no balance outstanding on the revolver and $837 million of letters of credit outstanding, providing us remaining availability of $863 million.

(B) Amount represents repurchase commitments entered into prior to September 30, 2003 that were completed in October 2003.



                                                                            Actual at
                                                                       September 30, 2003
                                                                     ---------------------
                                                                         (in thousands,
                                                                        except percentage)

         Capital Structure:
              Long-term debt (including current portion).............  $     8,204,855
              Equity (including Series A Preferred Stock)............        2,521,412
                                                                      --------------------
              Debt to total capitalization...........................             76.5%
                                                                      --------------------